EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2025, relating to the financial statements of MidAmerican Energy Company, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

October 22, 2025